Exhibit 99.1

Sapient Reports Fourth Quarter 2009 Results and Declares $0.35 Special Dividend

Service Revenues Up 11% Both Year Over Year and Sequentially

Fourth Quarter Non-GAAP Operating Margin of 13.5%

BOSTON--(BUSINESS WIRE)--February 18, 2010--Sapient (NASDAQ: SAPE) today reported the following financial results for the fourth quarter ended December 31, 2009:

  Service revenues were $183.5 million compared to $164.7 million in the fourth quarter of 2008, an increase of 11%. Sequentially, service revenues were up $17.9 million, or 11%, from $165.5 million in the third quarter of 2009. On a constant currency basis, revenues increased 8% over the prior year’s quarter and increased 10% sequentially.
  GAAP income from operations was $19.2 million, down from the $26.0 million, reported in the fourth quarter of 2008.
  Non-GAAP income from operations was $24.8 million, or 13.5% of service revenues. This compared to non-GAAP income from operations of $27.9 million, or 16.9% of service revenues, in the fourth quarter of 2008.
  GAAP diluted net income per share was $0.51, compared to $0.20 in the fourth quarter of 2008.
    During the quarter, the company released its valuation allowance on U.S. deferred tax assets, resulting in a tax benefit of $58.3 million, as well as recorded a provision of $3.4 million related to realignment of its international tax structure, resulting in a net tax benefit in the quarter of $54.8 million, or $0.40 per share.
  Non-GAAP diluted net income per share was $0.11, compared to $0.21 in the fourth quarter of 2008.

“We finished the year strongly and are very proud of our accomplishments given the difficult economic conditions last year,” said Sapient President and Chief Executive Officer Alan J. Herrick. “As we look to 2010, we believe we are well positioned to grow our business and improve our operating performance as we help our clients succeed.”

The company generated cash from operations of $21.0 million in the fourth quarter of 2009, compared to $36.7 million of cash in the fourth quarter of 2008. As of December 31, 2009, the company had cash, cash equivalents and marketable securities of $215.8 million. Days sales outstanding was 66 days for the fourth quarter of 2009, unchanged from the third quarter of 2009 and up from 61 days for the fourth quarter of 2008.

Special Dividend

The company also announced that its Board of Directors has declared a special dividend in the amount of $0.35 per share payable on March 15, 2010 to shareholders of record at the close of business on March 1, 2010.

“We are pleased that we are able to return excess capital to shareholders based on our solid financial position and confidence in our performance outlook,” continued Herrick.

Outlook

Sapient management provided the following guidance:

  For the first quarter ending March 31, 2010, service revenues are expected to be in the range of $177 million to $181 million.
  First quarter non-GAAP operating margin is expected to be 7% or more.
  For the year ending December 31, 2010, service revenues are expected to grow by 20% or more.
  Non-GAAP operating margin for 2010 is expected to be in the range of 11% to 12%.

Webcast and Conference Call

Sapient will host a discussion of its fourth quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.: (888) 713-4216

International: (617) 213-4868

Passcode: 66331011

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key=PDVWH3ANU

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=2710000

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from February 18 at 7:30 p.m. ET through February 25 at 11:59 p.m. ET. The replay information is as follows:

U.S.: (888) 286-8010

International: (617) 801-6888

Passcode: 59734261

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges and expense relating to the stock-based compensation review and restatement and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company’s results of operations may include a comparison of service revenues and operating expenses in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the local functional currencies in countries where the company operates. The effect is excluded by translating the current period's local currency service revenues and operating expenses into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the first quarter and full-year 2010 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

	(in thousands, except per share amounts)
Revenues:
Service revenues	$183,450	$164,684	$638,884	$662,412
Reimbursable expenses	7,851	7,825	27,794	25,076
Total gross revenues	191,301	172,509	666,678	687,488
Operating expenses:
Project personnel expenses	119,523	103,896	435,859	435,508
Reimbursable expenses	7,851	7,825	27,794	25,076
Total project personnel expenses and reimbursable expenses	127,374	111,721	463,653	460,584
Selling and marketing expenses	9,460	6,223	31,931	36,233
General and administrative expenses	33,693	27,530	118,018	123,188
Restructuring and other related (benefit) charges	(273)	95	4,548	194
Amortization of purchased intangible assets	1,700	968	5,146	2,660
Acquisition costs and other related charges	179	-	2,962	-
Total operating expenses	172,133	146,537	626,258	622,859

Income from operations	19,168	25,972	40,420	64,629

Interest and other income, net	689	1,282	3,156	7,086

Income before income taxes	19,857	27,254	43,576	71,715
Provision for income taxes (1)	8,043	1,535	13,735	9,239
Benefit from release of valuation allowance	(58,285)	-	(58,285)	-
(Benefit from) provision for income taxes	(50,242)	1,535	(44,550)	9,239
Net income	$70,099	$25,719	$88,126	$62,476

Basic net income per share	$0.54	$0.20	$0.69	$0.50
Diluted net income per share	$0.51	$0.20	$0.66	$0.48

Weighted average common shares	129,273	126,528	127,969	125,988
Weighted average dilutive common share equivalents	7,089	2,401	4,912	3,176
Weighted average common shares and dilutive common share equivalents	136,362	128,929	132,881	129,164

(1) Included in the provision for income taxes for the three and twelve months ended December 31, 2009 is $3,440 related to the realigment of our international tax structure.

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	December 31, 2009	December 31, 2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$195,678	$169,340
Marketable securities, current portion	16,082	3,462
Restricted cash, current portion	393	372
Accounts receivable, less allowance for doubtful accounts	111,987	88,930
Unbilled revenues	47,426	43,665
Deferred tax assets, current portion	27,762	1,835
Prepaid expenses and other current assets	24,893	18,388
Total current assets	424,221	325,992
Marketable securities, net of current portion	1,362	17,267
Restricted cash, net of current portion	2,308	2,139
Property and equipment, net	29,229	32,397
Purchased intangible assets, net	23,061	9,644
Goodwill	76,004	51,711
Deferred tax assets, net of current portion	52,753	7,520
Other assets	5,359	5,600

Total assets	$614,297	$452,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,238	$6,977
Accrued compensation	49,147	55,605
Accrued restructuring costs, current portion	3,727	3,123
Deferred revenues, current portion	19,544	15,143
Other current liabilities	56,001	47,082
Total current liabilities	147,657	127,930
Accrued restructuring costs, net of current portion	2,994	4,799
Deferred revenues, net of current portion	-	289
Deferred tax liability, net of current portion	20,812	5,092
Other long-term liabilities	16,633	12,213
Total liabilities	188,096	150,323

Stockholders' equity	426,201	301,947

Total liabilities and stockholders’ equity	$614,297	$452,270

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

	(in thousands)

Cash flows from operating activities:
Net income	$70,099	$25,719	$88,126	$62,476
Adjustments to reconcile net income to net cash provided by operating activities:
Loss recognized on disposition of fixed assets	127	556	85	660
Unrealized (gain) loss on financial instruments	(17)	(1,220)	44	(264)
Unrealized loss (gain) on marketable securities and put right, net	-	310	(103)	310
Depreciation and amortization expense	5,649	4,972	21,130	19,878
Deferred income taxes	(833)	(84)	869	45
(Recovery of) provision for doubtful accounts, net	(614)	(162)	215	(54)
Income tax benefit from release of valuation allowance	(58,285)	-	(58,285)	-
Stock-based compensation expense	3,993	1,785	14,921	15,122
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(17,486)	2,644	(8,805)	(7,132)
Unbilled revenues	1,940	(167)	(1,286)	(15,914)
Prepaid expenses and other current assets	9,515	4,356	(3,255)	753
Other assets	(1,226)	280	(141)	(189)
Accounts payable	(196)	(2,561)	3,484	(685)
Accrued compensation	4,028	3,436	(17,048)	2,009
Accrued restructuring costs	(1,449)	(733)	(1,207)	(3,323)
Deferred revenues	4,163	(91)	3,325	3,002
Other accrued liabilities	525	399	(5,373)	8,393
Other long-term liabilities	1,062	(2,741)	2,016	(27)

Net cash provided by operating activities	20,995	36,698	38,712	85,060
Cash flows from investing activities:
Cash paid for acquisition, net of cash received	(4,888)	-	(19,057)	(23,517)
Cash received for sale of discontinued operations	-	-	-	720
Purchases of property and equipment and cost of internally developed software	(2,489)	(3,759)	(9,419)	(17,889)
Sales and maturities of marketable securities	227	11,177	4,023	54,741
Purchases of marketable securities	-	-	-	(8,330)
Designation of cash equivalent to marketable securities	-	-	-	(11,626)
Cash received (paid) on financial instruments, net	181	(955)	479	(955)
Change in restricted cash	8	(4)	(122)	(908)

Net cash (used in) provided by investing activities	(6,961)	6,459	(24,096)	(7,764)
Cash flows from financing activities:
Principal payments under capital lease obligation	(26)	(13)	(34)	(68)
Repayment of bank loan	-	-	-	(1,364)
Proceeds from stock option and purchase plans	462	88	1,373	6,184
Windfall benefit from exercise and release of stock-based awards	29	85	29	85
Repurchases of common stock	-	-	-	(9,902)

Net cash provided by (used in) financing activities	465	160	1,368	(5,065)
Effect of exchange rate changes on cash and cash equivalents	5,510	(9,089)	10,354	(21,588)

Increase in cash and cash equivalents	20,009	34,228	26,338	50,643
Cash and cash equivalents, at beginning of period	175,669	135,112	169,340	118,697
Cash and cash equivalents, at end of period	$195,678	$169,340	$195,678	$169,340

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Service revenues	$183,450	$164,684	$638,884	$662,412

GAAP income from operations	$19,168	$25,972	$40,420	$64,629
Stock-based compensation review and restatement benefit	-	(960)	(992)	(36)
Stock-based compensation expense	3,993	1,793	14,921	15,213
Restructuring and other related (benefit) charges	(273)	95	4,548	194
Amortization of purchased intangible assets	1,700	968	5,146	2,660
Acquisition costs and other related charges	179	-	2,962	-
Non-GAAP income from operations	$24,767	$27,868	$67,005	$82,660

GAAP operating margin	10.4%	15.8%	6.3%	9.8%
Effect of adjustments detailed above	3.1%	1.1%	4.2%	2.7%
Non-GAAP operating margin	13.5%	16.9%	10.5%	12.5%

GAAP net income	$70,099	$25,719	$88,126	$62,476
Income tax benefit from release of valuation allowance	(58,285)	-	(58,285)	-
Stock-based compensation review and restatement benefit, net of tax	-	(960)	(591)	(36)
Stock-based compensation expense, net of tax	2,481	1,793	9,239	15,213
Restructuring and other related (benefit) charges, net of tax	(163)	95	2,916	194
Amortization of purchased intangible assets, net of tax	1,013	968	3,065	2,660
Acquisition costs and other related charges, net of tax	107	-	1,764	-
Non-GAAP net income	$15,252	$27,615	$46,234	$80,507

GAAP basic income per share	$0.54	$0.20	$0.69	$0.50
Effect of adjustments detailed above	$(0.42)	0.02	(0.33)	0.14
Non-GAAP basic income per share	$0.12	$0.22	$0.36	$0.64

GAAP and Non-GAAP weighted average common shares	129,273	126,528	127,969	125,988

GAAP diluted income per share	$0.51	$0.20	$0.66	$0.48
Effect of adjustments noted above and change in dilution noted below	$(0.40)	0.01	(0.31)	0.14
Non-GAAP diluted income per share	$0.11	$0.21	$0.35	$0.62

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	136,362	128,929	132,881	129,164

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1 617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1 646-478-9846
dlabar@sapient.com
or
Media Contact:
Powell Communications
Theresa Tepper, +1 212-475-6303
ttepper@powellny.com